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                                                                    EXHIBIT 11.1

                           BURLINGTON RESOURCES INC.

                           EARNINGS (LOSS) PER SHARE

                                                      YEAR ENDED DECEMBER 31,
                               ----------------------------------------------------------------------
                                        1996                    1995                    1994
                               ----------------------   --------------------   ----------------------
                               EARNINGS     SHARES       LOSS      SHARES      EARNINGS     SHARES
                               --------   -----------   ------   -----------   --------   -----------
                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
  Primary earnings (loss) per
     common share
  Net earnings (loss)
     available for common
     stock and weighted
     average common shares
     outstanding.............   $ 255     125,606,895   $ (280)  126,553,144    $ 154     128,405,706
  Stock options assumed
     exercised-net...........       -         595,209        -       482,243        -         628,371
                                -----     -----------   ------   -----------    -----     -----------
  Total net earnings (loss)
     and primary common
     shares..................   $ 255     126,202,104   $ (280)  127,035,387    $ 154     129,034,077
                                =====     ===========   ======   ===========    =====     ===========
  Primary earnings (loss) per
     common share............   $2.02                   $(2.20)                 $1.20
                                =====                   ======                  =====
Fully diluted earnings (loss)
  per common share
  Net earnings (loss)
     available for common
     stock and weighted
     average common shares
     outstanding.............   $ 255     125,606,895   $ (280)  126,553,144    $ 154     128,405,706
  Stock options assumed
     exercised-net...........       -         945,424        -       550,806        -         628,371
                                -----     -----------   ------   -----------    -----     -----------
  Total net earnings (loss)
     and fully diluted common
     shares..................   $ 255     126,552,319   $ (280)  127,103,950    $ 154     129,034,077
                                =====     ===========   ======   ===========    =====     ===========
  Fully diluted earnings
     (loss) per common
     share...................   $2.02                   $(2.20)                 $1.20
                                =====                   ======                  =====